UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2007

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2007, Wright Express Corporation (the "Company") purchased put option contracts and sold call option contracts, designed to be a costless collar, on the wholesale price of gasoline and the retail price of diesel fuel with J. Aron & Company (collectively, the "Contracts"). The Contracts have an aggregate notional amount of approximately 14 million gallons of gasoline and diesel fuel and will expire on a monthly basis during the third and fourth quarters of 2008 and the first quarter of 2009. The settlement of the Contracts is based upon the New York Mercantile Exchange’s New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending and the U.S. Department of Energy's weekly retail on-highway diesel fuel price for the month. The Contracts lock in a weighted average retail floor price of approximately $2.48 per gallon and a weighted average retail ceiling price of approximately $2.54 per gallon.

On March 12, 2007, the Company issued a press release announcing this transaction.

In addition, on March 8, 2007, the Company entered into the Second Amendment to the Company’s credit agreement by and among the Company, as borrower, and the lenders named therein and JPMorgan Chase Bank, as administrative agent (the "Amendment"). The Amendment revises the Company’s original credit agreement to, among other things, permit the Company to repurchase shares of its common stock having an aggregate purchase price of up to seventy-five million dollars ($75,000,000).

A copy of the Amendment is attached as exhibit 10.3 and is incorporated by reference. The description above is a summary of the Amendment and you are directed to the exhibit for the complete terms of the Amendment.

Item 8.01 Other Events.

On March 12, 2007, the Company issued a press release entitled "Wright Express Extends Its Existing Fuel-Price Risk Management Program through 1Q 2009." A copy of the press release is attached as exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of confirmation evidencing purchases of Nymex Unleaded Regular Gasoline put options and call options by Wright Express Corporation from J. Aron & Company (incorporated by reference to Exhibit 10.18 to our Quarterly Report on Form 10-Q filed with the SEC on October 28, 2005, File No. 001-324426)

10.2 Form of confirmation evidencing purchases of Diesel put options and call options by Wright Express Corporation from J. Aron & Company (incorporated by reference to Exhibit 10.18 to our Quarterly Report on Form 10-Q filed with the SEC on October 28, 2005, File No. 001-324426)

10.3* Second Amendment to the Credit Agreement by and among Wright Express Corporation, as Borrower, and the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent

99.1* Press release of Wright Express Corporation dated March 12, 2007

* Indicates that exhibit is filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

March 12, 2007	By:	Gregory Strzegowski

Name: Gregory Strzegowski
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

10.3*	Second Amendment to the Credit Agreement by and among Wright Express Corporation, as Borrower, and the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent
99.1*	Press release of Wright Express Corporation dated March 12, 2007